Exhibit 1.1

KITE REALTY GROUP TRUST

$25,000,000

CONTROLLED EQUITY OFFERINGSM

SALES AGREEMENT

October 20, 2006

CANTOR FITZGERALD & CO.
110 East 59th Street
New York, NY 10022

Ladies and Gentlemen:

KITE REALTY GROUP TRUST, a Maryland real estate investment trust (the “Company”), and KITE REALTY GROUP, L.P., a Delaware limited partnership, the sole general partner of which is the Company (the “Operating Partnership”), confirm their agreement (this “Agreement”) with Cantor Fitzgerald & Co. (“CF&Co”), as follows:

1.             Issuance and Sale of Shares.  The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through CF&Co, acting as agent and/or principal, (a) up to $25,000,000 of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”).  The Company’s Common Shares issued or issuable pursuant to this Agreement shall be referred to herein as the “Shares”.  The issuance and sale of Shares through CF&Co will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Common Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-127586), including a base prospectus, relating to certain securities, including the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement.  The Company has furnished to CF&Co, for use by CF&Co, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares.  Except where the context otherwise requires, such registration statement, as amended, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act and also including any registration statement filed to register additional Shares pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”), collectively, are herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents, if any, incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

2.             Placements.  Each time that the Company wishes to issue and sell Shares hereunder (each, a “Placement”), it will notify CF&Co by email notice (or other method mutually agreed to in writing by the Parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number and/or maximum aggregate offering price of Shares to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form containing such minimum sales parameters necessary is attached hereto as Schedule 1.  The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from CF&Co set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by CF&Co unless and until (i) in accordance with the notice requirements set forth in Section 4, CF&Co declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (iv) the Agreement has been terminated under the provisions of Section 11.   The amount of any discount, commission or other compensation to be paid by the Company to CF&Co in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3.  It is expressly acknowledged and agreed that neither the Company nor CF&Co will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to CF&Co and CF&Co does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.  In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.             Sale of Placement Shares by CF&Co.  Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, CF&Co, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares, up to the amount specified, on the New York Stock Exchange (the “Exchange”) or the principal trading market or exchange on which the Common Shares are at the time listed or quoted, and otherwise in accordance with the terms of such Placement Notice.  CF&Co will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to CF&Co pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by CF&Co (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales.  After consultation to the Company and subject to the terms of the Placement Notice, CF&Co may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the Exchange, on any other existing trading market for the Common Shares or to or through a market maker.  After consultation with, and subject to the approval of, the Company and further subject to the terms of the Placement Notice, CF&Co may also sell Placement Shares in privately negotiated transactions.  The Company acknowledges and agrees that (i) there can be no assurance that CF&Co will be successful in selling Placement Shares, and (ii) CF&Co will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by CF&Co to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3.  For the purposes hereof, “Trading Day” means any day on which Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.

4.             Suspension of Sales.  The Company or CF&Co may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other Party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other Party set forth on Schedule 2), suspend any sale of Placement Shares and the selling period (if specified in the applicable Placement Notice) shall immediately terminate; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice.  Each of the Parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such Schedule may be amended from time to time.

5.             Settlement.

(a)           Settlement of Placement Shares.  Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”).  The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by CF&Co at which such Placement Shares were sold, after deduction for (i) CF&Co’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any other amounts due and payable by the Company to CF&Co hereunder pursuant to Section 7(g) (Expenses) hereof.

(b)           Delivery of Placement Shares.  On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting CF&Co’s or its designee’s account (provided CF&Co shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit/Withdrawal at Custodian System, or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form.  On each Settlement Date, CF&Co will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date.  The Company agrees that if the Company defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, it will (i) hold CF&Co harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to CF&Co any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6.             Representations and Warranties of the Company and the Operating Partnership.  The Company and the Operating Partnership jointly and severally represent and warrant to, and agree with, CF&Co that as of the date of this Agreement and as of each Representation Date (as defined in Section 7(m) below) on which a certificate is required to be delivered pursuant to Section 7(m) of this Agreement and as of each Applicable Time, as the case may be:

(a)           The Registration Statement has become or has been declared effective by the Commission under the Securities Act.  The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus is in effect and no proceeding for such purpose has been instituted or, to the knowledge of the Company, threatened by the Commission.

(b)           The Registration Statement, as of each effective date with respect thereto (including at each deemed effective date with respect to CF&Co pursuant to Rule 430B(f)(2) of the Securities Act) complied and will comply in all material respects with the requirements of the Securities Act; and the Prospectus will, when filed with the Commission, comply in all material respects with the requirements of the Securities Act.  The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

(c)           The Registration Statement, as of the date hereof and each effective date with respect thereto (including at each deemed effective date with respect to CF&Co pursuant to Rule 430B(f)(2) of the Securities Act), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus did not, and, as amended or supplemented, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to information or statements in, or omissions from, any such document made in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of CF&Co specifically for inclusion therein or for use in the preparation thereof.

(d)           The Company has delivered to CF&Co one complete conformed copy of the Registration Statement as originally filed with the Commission and a copy of each consent and certificate of experts filed as a part thereof, and the Company will furnish to CF&Co, upon request, conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as CF&Co has reasonably requested. The Prospectus delivered to CF&Co for use in connection with the offering of Shares will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Each document incorporated by reference in the Registration Statement or the Prospectus, when it was filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Each issuer free writing prospectus (as defined in Rule 433) relating to the Shares, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares to which such free writing prospectus relates or until any earlier date that the Company notifies CF&Co in writing, does not and will not include any information that conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified.

(g)           The Company is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking into account any determination by the Commission pursuant to such Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.  Any free writing prospectus relating to the Shares that the Company is required to file pursuant to Rule 433(d) of the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act; and each free writing prospectus relating to the Shares that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act.

(h)           The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares to be sold hereunder by CF&Co as principal or agent for the Company, other than the Prospectus and the Registration Statement.

(i)            The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, is duly qualified to do business and is validly existing or in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a material adverse effect on the business, prospects, operations, management, consolidated financial position, net worth, shareholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise, collectively (a “Material Adverse Effect”), and has all power and authority necessary to own or hold its properties and other assets to conduct the businesses in which it is engaged and to enter into and perform its obligations under this Agreement.  The Company has no “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) other than the Operating Partnership.

(j)            The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued Common Shares (other than the Shares) have been duly and validly authorized and issued, are fully paid and non-assessable, have been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws), and conform to the description thereof contained in the Prospectus.  None of the outstanding Common Shares was issued in violation of the preemptive or other similar rights of any securityholder of the Company.  Except as disclosed in the Prospectus, (i) no Common Shares are reserved for any purpose, except for (x) Common Shares issuable upon the exercise of options or other equity awards pursuant to any share option, share bonus or other share plan or arrangement described in the Prospectus and (y) Common Shares issuable upon the redemption of outstanding units of limited partnership interest in the Operation Partnership (“Units”) in accordance with the Operating Partnership Agreement, (ii) except for Units, there are no outstanding securities convertible into or exchangeable for any Common Shares or other securities of the Company, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Shares or any other securities of the Company.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for Common Shares have been duly authorized and validly issued, conform to the description thereof contained in the Prospectus and were issued in compliance with federal and state securities laws.

(k)           The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is validly existing or in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a

Material Adverse Effect, and has all power and authority necessary to own or hold its properties and other assets, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement.  The Company is the sole general partner of the Operating Partnership.  The Agreement of Limited Partnership of the Operating Partnership, as amended (the “Operating Partnership Agreement”), is in full force and effect, and, as of the date of this Agreement, the aggregate percentage interests of the Company and the limited partners in the Operating Partnership is as disclosed in the Prospectus.

(l)            The Shares to be sold by CF&Co, acting as agent and/or principal for the Company, have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free and clear of all liens. The terms of the Shares conform in all material respects to the descriptions thereof contained in the Prospectus.  The form of the certificates used to evidence the Shares is in due and proper form and complies with all applicable legal requirements, the requirements of the Organizational Documents of the Company and the requirements of the Exchange.  The issuance of the Shares is not subject to any preemptive or other similar rights.

(m)          All outstanding Units have been duly authorized for issuance by the Operating Partnership and have been validly issued and have been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws).  The terms of the Units conform in all material respects to the descriptions thereof contained in the Prospectus.  Except as disclosed in the Prospectus, (i) no Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any Units, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Units or any other securities of the Operating Partnership.

(n)           Each of the Company and the Operating Partnership has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and is a valid and binding agreement, enforceable against the Company and the Operating Partnership in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(o)           The Operating Partnership Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement, enforceable against the Company and the Operating Partnership in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.  The Operating Partnership Agreement has been duly executed and delivered by the other parties thereto and, to the Company’s knowledge, is a valid and binding agreement enforceable against such parties in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(p)           The execution, delivery and performance of this Agreement by the Company and the Operating Partnership, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of Shares as described under “Use of Proceeds” in the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or result in the creation or imposition of a lien upon any property or assets of the Company or any subsidiary thereof, or constitute (with or without the giving of notice or the passage of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any of the terms, conditions or provisions of any note, bond, indenture, mortgage, deed of trust, lease, license, contract, loan agreement or other agreement or instrument to which the Company or any subsidiary thereof is a party or by which the Company or any subsidiary thereof is bound or to which any of the properties or other assets of the Company or any subsidiary thereof is subject, (ii) any of the provisions of the Organizational Documents of the Company or any subsidiary thereof, or (iii) any statute or any order, writ, injunction, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any subsidiary thereof or any of their properties or assets, except for any such breach or violation in the case of (i) or (iii) above that would not, individually or in the aggregate, have a Material Adverse Effect; and except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, by the Exchange, or the National Association of Securities Dealers, Inc., and applicable state securities laws in connection with the purchase and distribution of the Shares by CF&Co, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Agreement by the Company and the Operating Partnership and the consummation of the transactions contemplated hereby.

(q)           Except as disclosed in the Registration Statement or the Prospectus, there are no contracts, agreements or understandings between the Company and any person, which, by reason of the execution by the Company and the Operating Partnership of this Agreement, grant such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(r)            Except as disclosed in the Prospectus, the Company has not sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

(s)           Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus or incorporated by reference in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as disclosed in the Prospectus, that would have, individually or in the aggregate, a Material Adverse Effect; and, since such date, there has not been any change in the shares of beneficial interest or long-term debt of the Company or its subsidiaries other than loans entered into by the Company in the ordinary course of business or any material adverse change, or any development involving a prospective material adverse change, in or affecting any of the Properties or the business, prospects, operations, management, financial position, net worth, shareholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise, other than as disclosed in the Prospectus.

(t)            The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition, the results of operations, the statements of cash flows and the statements of shareholders’ equity and other information purported to be shown thereby of the Company and its consolidated subsidiaries, at the dates and for the periods indicated, have been prepared in conformity with GAAP (as defined below) applied on a consistent basis throughout the periods involved and are correct and complete and are in accordance with the books and records of the Company and its consolidated subsidiaries.  The summary and selected financial data and other supporting schedules included in the Prospectus present fairly, in all material respects, the information shown therein as at the respective dates and for the respective periods specified, and the summary and selected financial data and other supporting schedules have been presented on a basis consistent with the financial statements so set forth in the Prospectus and other financial information.  Pro forma financial information included in the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act with respect to pro forma financial information and includes all adjustments necessary to present fairly, in all material respects, the pro forma financial position of the Company at the respective dates indicated and the results of operations for the respective periods specified, and the assumptions used in the preparation thereof are reasonable and provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein.  No other financial statements or schedules (including pro forma financial statements) of the Company, or any predecessor of the Company, or any other person or for any property are required by the Securities Act to be included in the Registration Statement or the Prospectus.

(u)           Ernst & Young LLP, whose reports appear in the Prospectus or incorporated by reference therein, are, and during the periods covered by such reports were, registered independent public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (“PCAOB”), and any other public accountants whose reports appear in the Prospectus or are incorporated by reference therein are, and during the periods covered by such reports were, independent registered public accountants as required by the Securities Act, the Exchange Act and the PCAOB.

(v)           The Company or its subsidiaries have fee simple title (or, as disclosed in the Prospectus, a leasehold interest) to all of the properties described in the Prospectus (the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests and defects, except such as (i) are disclosed in the Prospectus, (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor its subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and neither the Company nor its subsidiaries knows of any such condemnation or zoning change which is threatened, which if consummated would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; true, correct and complete copies of the leases, exhibits, schedules or other documents that comprise the leases described in the section of the Prospectus entitled “Our Company” where the tenant has been specifically identified (the “Major Leases”) have been made available for review by CF&Co or its counsel; there are no other material agreements between the Company or any subsidiary and a tenant under a Major Lease relating to any of the Properties; and except as otherwise disclosed in the Prospectus, neither the Company nor, to the knowledge of the Company, any tenant of any of the Properties is in default under (i) any space leases (as lessor or lessee, as the case may be) relating to the Properties, or (ii) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, except with respect to (i) and (ii) immediately above any such default that would not, individually or in the aggregate, have a Material Adverse Effect.

(w)          To the knowledge of the Company, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property.

(x)            Except as disclosed in the Prospectus, all entitlements necessary for development and/or renovation of each of the properties planned for development, material expansion or renovation as described in the Prospectus as having been vested or entitled with development rights have been obtained, and no further governmental or regulatory approvals are necessary for additional development of such properties.  With respect to any other property currently planned for development, material expansion or renovation and which is not disclosed in the Prospectus as having received all necessary entitlements, the Company expects that such entitlements will be issued in normal course.

(y)           There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company of interests in assets or real property that are required to be disclosed in the Prospectus that are not already so disclosed.

(z)            The mortgages or deeds of trust which encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties.  Neither the Company nor any of its subsidiaries holds participating interests in such mortgages or deeds of trust.

(aa)         Except as disclosed in the Prospectus and except in respect of lease of Properties, the Operating Partnership or a subsidiary thereof has title insurance on the fee interests in each of the Properties, in an amount that is commercially reasonable for each Property.

(bb)         Except as otherwise disclosed in the Prospectus, (i) to the best knowledge of the Company, the Company and its subsidiaries and the Properties have been and are in material compliance with, and neither the Company nor its subsidiaries have any material liability under, applicable Environmental Laws (as hereinafter defined); (ii) neither the Company, any of its subsidiaries, nor, to the best knowledge of the Company, any prior owners or occupants of the property at any time or any other party has at any time released (as such term is defined in Section 101 (22) of CERCLA (as hereinafter defined)) or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties or other assets owned by the Company or its subsidiaries, except for such releases as would not be reasonably likely to cause the Company or its subsidiaries to incur material liability; (iii) the Company or its subsidiaries do not intend to use the Properties other than in compliance with applicable Environmental Laws, (iv) other than as described in Schedule 4  hereto, neither the Company nor any of its subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the Properties or onto lands or other assets owned by the Company or its subsidiaries from which Hazardous Materials might seep, flow or drain into such waters; (v) neither the Company nor any of its subsidiaries has received any written notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law by any governmental or quasi-governmental body or any third party with respect to the Properties or the assets described in the Prospectus or arising out of the conduct of the Company or its subsidiaries, except for such claims that would not be reasonably likely to cause the Company or its subsidiaries to incur material liability and that would not require disclosure pursuant to Environmental Laws or federal or state laws regulating the issuance of securities; (vi) to the best knowledge of the Company, none of the Properties are included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other federal, state or local governmental authority having or claiming jurisdiction over the Properties and other assets described in the Prospectus.  Except as otherwise disclosed in the Prospectus or in Schedule 4  hereto, to the knowledge of the Company, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (iii) asbestos or asbestos containing materials; (iv) lead based paints; or (v) dry-cleaning facilities in, on, under, or about any Property owned by the Company or their subsidiaries.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, asbestos or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (individually, an “Environmental Law” and collectively “Environmental Laws”).

(cc)         The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and covering such risks as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus.

(dd)         The Company and each of its subsidiaries owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of its business and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others.

(ee)         The Company and each of its subsidiaries possess adequate certificates, authorities, licenses, consents, approvals, permits and other authorizations (“Licenses”) issued by appropriate governmental agencies or bodies or third parties necessary to conduct the business now operated by them, other than such Licenses the absence of which would not have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such Licenses that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.  Each of the Company and its subsidiaries is in material compliance with the terms and conditions of all such Licenses, except as would not reasonably be expected to have a Material Adverse Effect.

(ff)           Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company or its subsidiaries is a party or of which any property or assets of the Company or its subsidiaries is the subject which, if determined adversely to the Company or its subsidiary, might have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Operating Partnership to perform their obligations under this Agreement; and to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(gg)         There are no contracts or other documents which are required to be disclosed in the Prospectus or filed as exhibits to the Registration Statement, or incorporated by reference therein, by the Securities Act which have not been disclosed in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Securities Act.  Neither the Company, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any agreement listed in the exhibits to the Registration Statement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would have a Material Adverse Effect.  No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or any of its subsidiaries of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties or businesses may be bound or affected which default or event would have a Material Adverse Effect.

(hh)         No relationship, direct or indirect, exists between or among any of the Company or its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or its subsidiaries on the other hand, which is required to be disclosed in the Prospectus which is not so disclosed.

(ii)           No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which might be expected to have a Material Adverse Effect.

(jj)           The Company and each of its subsidiaries are in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA other than an event for which the notice requirements have been waived by regulations) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; neither the Company nor any subsidiary has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (collectively, the “Code”); and each “pension plan” for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that such plan is so qualified in all material respects and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where such non-compliance, reportable events, liabilities or failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(kk)         The assets of the Company and its subsidiaries do not constitute “plan assets” of an ERISA regulated employee benefit plan.

(ll)           The Company and each of its subsidiaries (including any predecessor entities) have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that (i) is currently being contested in good faith, (ii) would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect or (iii) as disclosed in or contemplated by the Prospectus.  No tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to it might have) a Material Adverse Effect.

(mm)       Except as disclosed in the Prospectus, to the knowledge of the Company, there is no pending or threatened special assessment, tax reduction proceeding or other action which could increase or decrease the real property taxes or assessments of any Property, which, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(nn)         Commencing with the taxable year ended December 31, 2004, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and it currently intends to operate in a manner that allows it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(oo)         Each of the Operating Partnership and the Service Companies has been properly classified either as a partnership or as an entity disregarded as separate from the Company for Federal income tax purposes throughout the period from its formation through the date hereof.

(pp)         Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, (i) the Company has not (A) issued or granted any securities, (B) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (C) entered into any transaction not in the ordinary course of business or (D) declared or paid any dividend on its Common Shares; and (ii) there has been no Material Adverse Effect.

(qq)         The Company and each of its subsidiaries (i) makes and keeps books and records that are accurate in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(rr)           Except as disclosed in the Prospectus neither the Company nor any of its subsidiaries is (i) in violation of its Organizational Document, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the performance or observance of any obligation, agreement, term, covenant or condition contained in a contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease (under which the Company or a subsidiary is landlord or otherwise), ground lease (under which the Company or a subsidiary is tenant), development agreement, reciprocal easement agreement, deed restriction, parking management agreements, or other agreement or instrument to which it is a party or by which it is bound or to which any of the Properties or any of its other properties or assets is subject, except for any such default which would not, individually or in the aggregate, have a Material Adverse Effect or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or the Properties or any of its other properties or assets may be subject.

(ss)         Neither the Company or any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (ii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(tt)           Neither the Company nor any of its subsidiaries is an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(uu)         The Common Shares have been approved for listing on the Exchange upon official notice of issuance.

(vv)         Other than this Agreement and as set forth in the Prospectus under the heading “Underwriting”, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company or any of its subsidiaries or CF&Co for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(ww)       The Company intends to apply the Net Proceeds in accordance with the description set forth in the Prospectus under the caption “Use of Proceeds.”

(xx)          Except as stated in this Agreement and in the Prospectus, neither the Company nor any of its subsidiaries nor any of their respective officers, trustees, directors, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the Exchange Act or cause or result in the unlawful stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

(yy)         The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within the Company; (ii) have been evaluated for effectiveness as of June 30, 2006; and (iii) were effective in all material respects to perform the functions for which they were established.

(zz)          Based on its evaluation of its internal controls over financial reporting, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(aaa)       The Company is in compliance in all material respects with all presently applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(bbb)      The Company has not relied upon CF&Co or legal counsel for CF&Co for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(ccc)       The Company acknowledges and agrees that CF&Co has informed the Company that CF&Co may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect.

(ddd)      Any certificate signed by an officer of the Company and delivered to CF&Co or to counsel for CF&Co shall be deemed to be a representation and warranty by the Company and/or the Operating Partnership, as applicable, to CF&Co as to the matters set forth therein.

(eee)       The Company and the Operating Partnership acknowledge that CF&Co and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to CF&Co, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7.             Covenants of the Company.  The Company and the Operating Partnership, jointly and severally, covenant and agree with CF&Co that:

(a)           Registration Statement Amendments.  After the date of this Agreement and during any period in which a Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) relating to any Placement Shares is required to be delivered by CF&Co under the Securities Act, (i) the Company will notify CF&Co promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon CF&Co’s request, any amendments or supplements to the Registration Statement or Prospectus that, in CF&Co’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by CF&Co (provided, however, that the failure of CF&Co to make such request shall not relieve the Company of any obligation or liability hereunder, or affect CF&Co’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to CF&Co within a reasonable period of time before the filing and CF&Co has not reasonably objected thereto (provided, however, that the failure of CF&Co to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect CF&Co’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to CF&Co shortly after the time of filing thereof, a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act.

(b)           Notice of Commission Stop Orders.  The Company will advise CF&Co, promptly after it receives notice thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to obtain its withdrawal if such a stop order should be issued.

(c)           Delivery of Prospectus; Subsequent Changes.  During any period in which a Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) relating to the Placement Shares is required to be delivered by CF&Co under the Securities Act with respect to a pending sale of the Placement Shares, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.  If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify CF&Co to suspend the offering of Placement Shares during such period (and, if so notified, CF&Co shall cease such offers as soon as commercially practicable) and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)           Listing of Placement Shares.  During any period in which the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) relating to the Placement Shares is required to be delivered by CF&Co under the Securities Act with respect to a pending sale of the Placement Shares, the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to promptly from time to time take such action as CF&Co may reasonably request to qualify the Placement Shares for sale under the securities laws of such jurisdictions as CF&Co reasonably designates and to use its commercially reasonable efforts to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign entity or dealer in securities or file a general consent to service of process or subject itself to taxation in respect of doing business in any jurisdiction.

(e)           Delivery of Registration Statement and Prospectus.  The Company will furnish to CF&Co and its counsel (at the expense of the Company) copies (which may be electronic copies) of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as CF&Co may from time to time reasonably request and, at CF&Co’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to CF&Co to the extent such document is available on EDGAR.

(f)            Earnings Statement.  The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (in form complying with the provisions of Section 11(a) and Rule 158 of the Securities Act), which need not be certified by an independent certified public accountant unless required by the Securities Act, covering a twelve-month period commencing after the “effective date” (as defined in Rule 158) of the Registration Statement.

(g)           Expenses.  The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees, (iii) the printing and delivery to CF&Co of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (iv) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange, and (v) filing fees and expenses, if any, of the Commission and the NASD Corporate Financing Department.

(h)           Use of Proceeds.  The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i)            Notice of Other Sales.  During the pendency of any Placement Notice given hereunder, the Company shall provide CF&Co notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Shares (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Shares, warrants or any rights to purchase or acquire Shares; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options or other equity awards, in each case pursuant to any share option, share bonus or other share plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets or securities of other persons, (iii) the issuance or sale of Common Shares pursuant to any dividend reinvestment plan that the Company may adopt from time to time, (iv) any Common Shares issuable upon the redemption of outstanding Units in accordance with the Operating Partnership Agreement.  Nothing in this Agreement shall preclude the Company from issuing or selling capital stock in connection with any offering or otherwise, or from entering into an agreement with a third party to issue capital stock, subject to compliance with applicable law, including, without limitation, the Securities Act and the Exchange Act.

(j)            Change of Circumstances.  The Company will, during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise CF&Co promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to CF&Co pursuant to this Agreement.

(k)           Due Diligence Cooperation.  The Company and the Operating Partnership will cooperate with any reasonable due diligence review conducted by CF&Co or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as CF&Co may reasonably request.

(l)            Required Filings Relating to Placement of Placement Shares.  The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through CF&Co, the Net Proceeds to the Company and the compensation payable by the Company to CF&Co with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(m)          Representation Dates; Certificate.  On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and each time the Company (i) files a prospectus supplement relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement) by means of a post-effective amendment, sticker, or supplement relating to the Placement Shares but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”), the Company shall furnish CF&Co with a certificate, in the form attached hereto as Exhibit 7(m) within three (3) Trading Days of any Representation Date if requested by CF&Co.  The requirement to provide a certificate under this Section 7(m) shall be deemed waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next Representation Date occurring pursuant to (i) through (iv) above; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K.  Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide CF&Co with a certificate under this Section 7(m), then before or concurrently with the delivery of a Placement Notice, the Company shall provide CF&Co with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.

(n)           Legal Opinion.  On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause to be furnished to CF&Co a written opinion of Hogan & Hartson LLP or other counsel satisfactory to CF&Co (“Company Counsel”), in form and substance satisfactory to CF&Co and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit 7(n)(1)(a) and Exhibit 7(n)(1)(b), respectively, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish CF&Co with a letter (a “Reliance Letter”) to the effect that CF&Co may rely on a prior opinion delivered under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).  The requirement to provide an opinion under this Section 7(n) shall be deemed waived for any

Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next Representation Date occurring pursuant to Section 7(m)(i) through (iv); provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K.  Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide CF&Co with an opinion under this Section 7(n), then before or concurrently with the delivery of a Placement Notice, the Company shall provide CF&Co with an opinion, substantially similar to the form attached hereto as Exhibit 7(n)(1)(a) or Exhibit 7(n)(1)(b), as applicable, dated the date of the Placement Notice.

(o)           Comfort Letter.  On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause its independent accountants to furnish CF&Co letters (the “Comfort Letters”), dated the date that the Comfort Letter is delivered, in form and substance reasonably satisfactory to CF&Co, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The requirement to provide a Comfort Letter under this Section 7(o) shall be deemed waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next Representation Date occurring pursuant to Section 7(m)(i) through (iv); provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K.  Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide CF&Co with a Comfort Letter under this Section 7(o), then before or concurrently with the delivery of a Placement Notice, the Company shall provide CF&Co with a Comfort Letter, dated the date of the Placement Notice.

(p)           Market Activities.  The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than CF&Co; provided, however, that the Company may bid for and purchase its Common Shares in accordance with Rule 10b-18 under the Exchange Act.

(q)           REIT Treatment.  The Company will use its commercially reasonable efforts to enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for taxable years in which sales of Placement Shares are to occur under this Agreement.

(r)            Investment Company Act.  The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(s)           Securities Act and Exchange Act.  The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(t)            No Offer to Sell.  Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance by the Company and CF&Co in its capacity as principal or agent hereunder, neither CF&Co nor the Company (including its agents and representatives, other than CF&Co in its capacity as such) will, directly or indirectly, make, use, prepare, authorize, approve, reference or file any free writing prospectus relating to the Shares to be sold by CF&Co as principal or agent hereunder.

8.             Conditions to CF&Co’s Obligations. The obligations of CF&Co hereunder with respect to a Placement will be subject to the continuing accuracy and completeness in all material respects of the representations and warranties made by the Company and the Operating Partnership herein, to the performance by the Company and the Operating Partnership of their respective obligations hereunder, to the completion by CF&Co of a due diligence review satisfactory to CF&Co in its reasonable judgment, and to the continuing satisfaction (or waiver by CF&Co in its sole discretion) of the following additional conditions:

(a)           Registration Statement Effective.  The Registration Statement shall be effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued by any current Placement Notice.

(b)           No Material Notices.  None of the following events shall have occurred and be continuing:  (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)           No Misstatement or Material Omission.  CF&Co shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in CF&Co’s reasonable opinion is material, or omits to state a fact that in CF&Co’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)           Material Changes.  Except as disclosed in the Prospectus, there shall not have been any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect.

(e)           Legal Opinion.  CF&Co shall have received the applicable opinion of Company Counsel required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such opinion is required pursuant to Section 7(n).

(f)            Comfort Letter.  CF&Co shall have received the applicable Comfort Letter required to be delivered pursuant Section 7(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(o).

(g)           Representation Certificate.  CF&Co shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(h)           No Suspension.  Trading in the Shares shall not have been suspended on the Exchange since the immediately preceding Settlement Date, or, if there has been no Settlement Date, the date of this Agreement.

(i)            Other Materials.  On the date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company and the Operating Partnership shall have furnished to CF&Co such appropriate further information, certificates and documents as CF&Co may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company and the Operating Partnership shall have furnished CF&Co with such conformed copies of such opinions, certificates, letters and other documents as CF&Co shall have reasonably requested.

(j)            Approval for Listing.  The Placement Shares shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

(k)           No Termination Event.  There shall not have occurred any event that would permit CF&Co to terminate this Agreement pursuant to Section 11(a).

9.             Indemnification and Contribution.

(a)           Company and Operating Partnership Indemnification.  The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless CF&Co, the directors, officers, partners, and employees of CF&Co and each person, if any, who (i) controls CF&Co within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with CF&Co (a “CF&Co Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses  incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which CF&Co, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any free writing prospectus or in any application or other document executed by or on behalf of the Company or the Operating Partnership or based on written information furnished by or on behalf of the Company or the Operating Partnership, including any blue sky application, filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements contained in this Agreement; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in any document as described in clause (a)(i) in reliance upon and in conformity with written information relating to CF&Co and furnished to the Company by CF&Co (or its representatives) expressly for inclusion in any document as described in clause (a)(i). This indemnity agreement will be in addition to any liability that the Company or the Operating Partnership might otherwise have.

(b)           CF&Co Indemnification. CF&Co agrees to indemnify and hold harmless each of the Company and the Operating Partnership, each of its trustees, partners, officers and employees and each person, if any, who (i) controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company or the Operating Partnership (a “Company Affiliate”) from and against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any document as described in Section 9(a)(i) in reliance upon and in conformity with written information relating to CF&Co and furnished to the Company by CF&Co (or its representatives) expressly for inclusion in any document as described in Section 9(a)(i).

(c)           Procedure.  Any party that proposes to assert the right to be indemnified under this Section 9 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the failure so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent.  No indemnifying party shall, without the prior written consent of each indemnified party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d)           Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Operating Partnership or CF&Co, the Company and CF&Co will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Operating Partnership from persons other than CF&Co, such as persons who control the Company or the Operating Partnership within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and trustees of the Company, who also may be liable for contribution) to which the Company, the Operating Partnership and CF&Co may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and CF&Co on the other from the offering of the Shares. The relative benefits received by the Company and the Operating Partnership on the one hand and CF&Co on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation (including underwriting discounts and commissions) received by CF&Co from the sale of Placement Shares on behalf of the Company.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Operating Partnership, on the one hand, and CF&Co, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership, on the one hand, or CF&Co, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Operating Partnership and CF&Co agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof.  Notwithstanding the foregoing provisions of this Section 9(d), CF&Co shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, or employees of CF&Co, will have the same rights to contribution as that party, and each trustee, partner, officer or employee of the Company or the Operating Partnership will have the same rights to contribution as the Company and the Operating Partnership, as applicable, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10.           Representations and Agreements to Survive Delivery.  The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company and the Operating Partnership herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of CF&Co, any controlling persons, or the Company or the Operating Partnership (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11.           Termination.

(a)           CF&Co shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement, by giving two (2) days notice, if (i) any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect has occurred, that, in the reasonable judgment of CF&Co, may materially impair the ability of CF&Co to sell the Placement Shares hereunder; or (ii) any suspension or limitation of trading in the Placement Shares on the Exchange shall have occurred.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification), Section 10 (Survival of Representations), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination.

(b)           The Company and the Operating Partnership shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in their sole discretion at any time after the date of this Agreement.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c)           CF&Co shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d)           Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through CF&Co on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e)           This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided,

however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.

(f)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by CF&Co or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

12.           Notices.  All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to CF&Co, shall be delivered to CF&Co at Cantor Fitzgerald & Co., 110 East 59th Street, New York, New York 10022, fax no. (212) 829-4972, Attention: ITD-Investment Banking, with copies to Stephen Merkel, General Counsel, at the same address, and DLA Piper Rudnick Gray Cary US LLP, 1251 Avenue of the Americas, New York, NY 10020, fax no. (212) 884-8494, Attention: Dean M. Colucci; or if sent to the Company or the Operating Partnership, shall be delivered to Kite Realty Group Trust, 30 S. Meridian Street, Suite 1100, Indianapolis, Indiana 46204, fax no. (317) 577-0001, Attention: Daniel R. Sink, Senior Vice President, Chief Financial Officer and Treasurer, with a copy to Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, DC 20004, fax no. (202) 637-5910, Attention: David W. Bonser, Esq.  Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.  Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

13.           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Company, the Operating Partnership and CF&Co and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

14.           Adjustments for Share Splits.  The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Shares.

15.           Entire Agreement; Amendment; Severability.  This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and CF&Co.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16.           Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17.           Waiver of Jury Trial.  The Company, the Operating Partnership and CF&Co each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18.           Absence of Fiduciary Relationship.  The Company and the Operating Partnership jointly and severally acknowledge and agree that:

(a) CF&Co has been retained solely to act as underwriter in connection with the sale of the Shares and no fiduciary or agency relationship between the Company and CF&Co has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether CF&Co has advised or is advising the Company on other matters;

(b) each of the Company and the Operating Partnership has been advised that CF&Co and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Operating Partnership and that CF&Co has no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship; and

(c) each of the Company and the Operating Partnership waives, to the fullest extent permitted by law, any claims it may have against CF&Co, for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the offering and sale of the Shares.

19.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

20.           Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

(a) ”Applicable Time” means the time of each sale of any Shares pursuant to this Agreement.

(b) ”GAAP” means United States generally accepted accounting principles.

(c) ”Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and CF&Co, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, the Operating Partnership and CF&Co.

Very truly yours,

KITE REALTY GROUP TRUST

By:	/s/ Daniel R. Sink
Name: Daniel R. Sink
Title: Senior Vice President, Chief Financial Officer and Treasurer

KITE REALTY GROUP, L.P.

By:	Kite Realty Group Trust,
its sole general partner

By:	/s/ Daniel R. Sink
Name: Daniel R. Sink
Title: Senior Vice President, Chief Financial Officer and Treasurer

ACCEPTED as of the date
first-above written:

CANTOR FITZGERALD & CO.

By:	/s/ Jeffrey Lumby
Name: Jeffrey Lumby
Title: Managing Director

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:                                                                  [                                         ]

Cc:                                                                               [                                         ]

To:                                                                              [                                         ]

Subject: Controlled Equity Offering—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Controlled Equity OfferingSM Sales Agreement between Kite Realty Group Trust (the “Company”) and Kite Realty Group, L.P. and Cantor Fitzgerald & Co. (“CF&Co”) dated October 20, 2006 (the “Agreement”), I hereby request on behalf of the Company that CF&Co sell up to [ ] of the Company’s common shares of beneficial ownership, par value $0.01 per share, at a minimum market price of $           per share.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY CF&CO, AND/OR THE CAPACITY IN WHICH CF&CO MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

SCHEDULE 2

CANTOR FITZGERALD & CO.

Peter Dippolito
Joshua Feldman
Jeffrey Lumby
Patrice McNicoll

KITE REALTY GROUP TRUST

John Kite
Daniel Sink

SCHEDULE 3

Compensation

CF&Co shall be paid compensation equal to a maximum of two and one-half percent (2.5%) of the gross proceeds from the sales of Shares pursuant to the terms of this Agreement.

SCHEDULE 4

Supplemental Environmental Information

None.

Exhibit 7(m)

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected                                        , of KITE REALTY GROUP TRUST (“Company”), a Maryland real estate investment trust, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement dated  October 20, 2006 (the “Sales Agreement”) between the Company, Kite Realty Group, L.P. (“Operating Partnership”) and Cantor Fitzgerald & Co., that to the knowledge of the undersigned.

(i)            The representations and warranties of the Company and the Operating Partnership in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii)           The Company and the Operating Partnership have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof (other than those conditions waived by Cantor Fitzgerald & Co.).

By:
Name:
Title:

Date: